EXHIBIT 107
EX-FILING FEES

Calculation of Filing Fee Tables
Form F-10
(Form Type)

Alamos Gold Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price (2)	Fee Rat	Amount of Registration Fee (3)
Fees to Be Paid	Unallocated (Universal) Shelf	'(1)	457(o)	'(1)	'(1)	$500,000,000 (2)	0.00015310	$76,550 (3)
Fees Previously Paid	–	–	–	–	–	–		–
	Total Offering Amounts					$500,000,000		$76,550
	Total Fees Previously Paid							–
	Total Fee Offsets							$55,100
	Net Fee Due							$21,450
(1)There are being registered under this Registration Statement on Form F-10 (this “Registration Statement”) such indeterminate number of Common Shares, Warrants, Debt Securities or Subscription Receipts of Alamos Gold Inc. (the “Registrant”) as shall have an aggregate initial offering price not to exceed US$500,000,000. Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement.
(2)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the U.S. Securities Act of 1933 (the “Securities Act”) with respect to the securities to be sold by the registrant. In no event will the aggregate offering price of all securities sold by the registrant from time to time pursuant to this registration statement exceed US$500,000,000.
(3)Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers an indeterminate number of additional securities that may be offered or issued by the Registrant in connection with any stock split, stock dividend or any similar transaction.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Alamos Gold Inc.	F-10	333-272309	May 31, 2023		$55,100	Unallocated (Universal) Shelf	(1)	(1)	$500,000,000
Fee Offset Sources	Alamos Gold Inc.	F-10	333-272309		May 31, 2023						$55,100 (1)
(1)The Registrant previously filed a registration statement on Form F-10 (File No. 333-272309), initially filed on May 31, 2023, and declared effective on June 5, 2023 (the “Prior Registration Statement”), which registered an indeterminate number of securities to be sold by the Registrant and had an aggregate initial offering price not to exceed $500,000,000. The Registrant previously paid $55,100 in registration fees with respect to the Prior Registration Statement. The Prior Registration Statement was not used, resulting in $500,000,000 as the unsold aggregate offering amount. Accordingly, all of the filing fees from the Prior Registration Statement are being carried over to this Registration Statement, resulting in a fee offset of $55,100. The Registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.